EX-99.h.4.vi

EXPENSE REIMBURSEMENT AGREEMENT

THIS EXPENSE REIMBURSEMENT AGREEMENT is made by and among Delaware Distributors, L.P. (“DDLP”) and Waddell & Reed Services Company, doing business as WI Services Company (“WISC”), and Ivy Funds, on behalf of the series indicated in each respective Appendix attached hereto (each, a “Fund,” and, collectively, the “Funds”).

WHEREAS, Ivy Funds, a Delaware statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-ended management investment company of the series type, and each Fund is a series of Ivy Funds; and

WHEREAS, Ivy Funds and DDLP and/or WISC have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each Fund may normally be subject;

NOW THEREFORE, the parties hereto agree as follows:

1.	Reimbursement of Expenses.

1.1	Applicable Reimbursement Level and Term of Reimbursement. For the period from July 29, 2021 through July 29, 2022, to the extent that the total annual ordinary fund operating expenses of Class Y shares and Class N shares, respectively, of any Fund exceeds the total annual ordinary fund operating expenses of the Class A shares and Class I shares of that Fund, respectively, DDLP and/or WISC agrees to reimburse sufficient Rule 12b-1 fees and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses, if any) of such Class Y shares and Class N shares, do not exceed the total annual ordinary fund operating expenses of the Class A shares and Class I shares, respectively, of that Fund, as calculated at the end of each month (the “Reimbursement Amount”).

1.2	Payment of Reimbursement Amount. To effect the expense reimbursement provided for in this Agreement, the Fund may offset the appropriate Reimbursement Amount against the Rule 12b-1 fees and/or shareholder servicing fees payable under the Rule 12b-1 Plan and/or the Shareholder Servicing Agreement. Alternatively, the Reimbursement Amount shall be paid directly by DDLP and/or WISC. Such offset shall be taken, or such direct payment shall be paid, two times per year within 30 days following the date of a Fund’s applicable semi-annual or annual reporting period.

2.	Termination and Effectiveness of Agreement.

2.1	Termination. This Agreement shall terminate upon termination of the Fund’s Rule 12b-1 Plan and/or the Shareholder Servicing Agreement or on July 29, 2022, whichever comes first. This Agreement may be terminated prior to expiration if such termination is approved by the Board of Trustees of the Trust, including the vote of a majority of the trustees who are not “interested persons” as defined in the 1940 Act.

2.2	Effectiveness. This Agreement shall be effective July 26, 2021.

3.	Miscellaneous.

3.1	Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof.

3.2	Interpretation. Nothing contained herein shall be deemed to require the Board of Trustees of Ivy Funds (“Trust”) or the Fund to take any action contrary to the Trust’s Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

3.3	Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the Rule 12b-1 Plan and/or shareholder servicing fees, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from, the terms and provisions of the Rule 12b-1 Plan, the Shareholder Servicing Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to the Rule 12b-1 Plan, the Shareholder Servicing Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of July 26, 2021.

IVY FUNDS

By:	/s/ Shawn K. Lytle
Shawn K. Lytle, President & Chief
Executive Officer

DELAWARE DISTRIBUTORS, L.P.

By:	/s/ Richard Salus
Richard Salus, Senior Vice President

WADDELL & REED SERVICES COMPANY

By:
[NAME, TITLE]

Appendix A
Y Floats to A

Ivy Asset Strategy Fund
Ivy Balanced Fund
Ivy Core Equity Fund
Ivy Emerging Markets Equity Fund
Ivy Energy Fund
Ivy Global Bond Fund
Ivy Global Equity Income Fund
Ivy Global Growth Fund
Ivy High Income Fund
Ivy International Core Equity Fund
Ivy Large Cap Growth Fund
Ivy LaSalle Global Real Estate Fund
Ivy Limited-Term Bond Fund
Ivy Managed International Opportunities Fund
Ivy Mid Cap Growth Fund
Ivy Mid Cap Income Opportunities Fund
Ivy Municipal Bond Fund
Ivy Municipal High Income Fund
Ivy Natural Resources Fund
Ivy Pzena International Value Fund
Ivy Science and Technology Fund
Ivy Securian Core Bond Fund
Ivy Securian Real Estate Securities Fund
Ivy Small Cap Core Fund
Ivy Small Cap Growth Fund
Ivy Value Fund

Appendix B
N Floats to I

Ivy Asset Strategy Fund
Ivy Balanced Fund
Ivy Core Equity Fund
Ivy Emerging Markets Equity Fund
Ivy Energy Fund
Ivy Global Bond Fund
Ivy Global Equity Income Fund
Ivy Global Growth Fund
Ivy High Income Fund
Ivy International Core Equity Fund
Ivy Large Cap Growth Fund
Ivy LaSalle Global Real Estate Fund
Ivy Limited-Term Bond Fund
Ivy Managed International Opportunities Fund
Ivy Mid Cap Growth Fund
Ivy Mid Cap Income Opportunities Fund
Ivy Municipal Bond Fund
Ivy Municipal High Income Fund
Ivy Natural Resources Fund
Ivy Pzena International Value Fund
Ivy Science and Technology Fund
Ivy Securian Core Bond Fund
Ivy Securian Real Estate Securities Fund
Ivy Small Cap Core Fund
Ivy Small Cap Growth Fund
Ivy Value Fund